EXHIBIT 99(C)


                            Form of Escrow Agreement



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                                ESCROW AGREEMENT

         This AMENDED AND RESTATED ESCROW AGREEMENT is made and entered into this 22nd day of January, 1998, by and between Eagle Bancorp, Inc., a Maryland corporation (the "Company"), and Capital Bank, N.A., Rockville, Maryland (the "Escrow Agent").

          BACKGROUND. Pursuant to a prospectus forming a part of a Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission (the "Prospectus") the Company is offering for sale, Koonce Securities, Inc., a registered broker dealer ("Koonce") or another broker-dealer in jurisdictions in which Koonce is not registered and through the efforts of certain of its organizers, a minimum of 800,000 and a maximum of 1,200,000 shares of its common stock, $5 par value per share, of the Company (the "Common Stock"), plus an Oversubscription Allotment of an additional 180,000 shares, at a price of $10.00 per share (the "Offering"). Those persons who desire to purchase shares are required to execute and deliver a subscription agreement and are required to pay the full purchase price of the shares subscribed for at the time of subscription, by cash, check, bank draft or money order. The Prospectus provides that all subscriptions should be delivered to Koonce, and that all checks or other orders are to be made payable to the Escrow Agent as escrow agent for the Company.

         The sale of any shares in the Offering is subject to various conditions, including the receipt of acceptable subscriptions and payment in respect of at least 800,000 shares of Common Stock. Pending closing upon the sale of shares or termination of the Offering, all monies received from subscribers on account of the purchase of shares are to be deposited in an escrow account with the Escrow Agent. The parties hereto wish to set forth herein the terms and conditions governing the escrow account and the funds being delivered to and held by the Escrow Agent.

         NOW  THEREFORE,   in   consideration  of  the  mutual  promises  herein
contained, each intending to be legally bound hereby, the parties hereto agree as follows:

         1. ESCROW AGENT. The Company hereby designates and appoints Capital Bank, N.A. Rockville, Maryland, as Escrow Agent to serve in accordance with the terms and conditions of this Amended and Restated Escrow Agreement and the Escrow Agent agrees to act as such Escrow Agent in accordance with the terms and conditions of this Amended and Restated Escrow Agreement.

         2. CREATION OF ESCROW. At any time and from time to time after the date hereof until completion of the Offering and Closing thereunder, the Company shall deliver, or cause to be delivered by Koonce, to the Escrow Agent funds representing the purchase price of shares subscribed for by subscribers. The Escrow Agent shall accept and hold in escrow all such funds received by it from the Company or Koonce for deposit in escrow hereunder (the "Escrowed Funds") until released as set forth herein.

         3. INVESTMENT OF ESCROWED FUNDS. Pending release from escrow, the Escrowed Funds shall, not later than the first business day following receipt, be invested by the Escrow Agent in interest bearing short-term United States government securities. All interest accrued on the Escrowed Funds or on interest earned on the Escrowed Funds shall be retained by the Escrow Agent as part of the Escrowed Funds and released in accordance with the provisions of this Amended and Restated Escrow Agreement. It is acknowledged and agreed that the Escrowed Funds, including any interest or earnings thereon, are not assets or deposit liabilities of the Escrow Agent, but constitute funds submitted to the Escrow Agent for safekeeping and investment pending disbursement in accordance with the provisions of this Amended and Restated Escrow Agreement.

         4. INFORMATION. From time to time upon the request of the Company, the Escrow Agent shall furnish to the Company a statement of the amount of Escrowed Funds held by the Escrow Agent, the approximate amount of any accrued interest thereon, and such other information as the Company may reasonably request. The Escrow Agent shall immediately notify the Company if any check representing Escrowed Funds or other purported transfer of Escrowed Funds fails to result in the delivery of funds to the Escrow Agent.

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         5. RELEASE OF ESCROWED FUNDS.

            (a) Release of Escrowed Funds to the Company. (i) Immediately upon the receipt of the certificate of the Company as described below, the Escrow Agent shall release and deliver to the Company such portion of the Escrowed Funds as represents payment of the purchase price of shares in respect of which the Company has accepted subscriptions. Except as provided in Section 5(b) hereof, the Escrow Agent shall not release any portion of the Escrowed Funds to the Company until it has received: (1) a certification of Leonard L. Abel and Ronald D. Paul, Chairman and President, respectively, of the Company, or the then serving Chairman and President, to the effect that (i) the Company has received acceptable subscriptions (including payment in full of the purchase price) with respect to not less than 800,000 shares, and has accepted subscriptions with respect to not less than 800,000 shares. Such certification shall indicate the exact number of shares with respect to which subscriptions have been accepted. Notwithstanding anything to the contrary contained herein, the delivery of the foregoing certification shall be in the sole discretion of Messrs. Abel and Paul and nothing contained herein shall constitute any obligation, express or implied, of Messrs. Abel and Paul to deliver such certification, or to deliver it at any specified time; and (2) the certification of an appropriate officer of Koonce to the effect that the Company has received subscriptions (including payment in full of the purchase price) with respect to not less than the number of shares for which the release of funds is sought.

         (ii) In the event that the Offering shall continue with respect to additional shares following the release of funds described in (a)(i) above, then the Escrow Agent shall, immediately upon the receipt from time to time of one or more certificates of: (1) Messrs. Abel and Paul, or the then serving Chairman and President of the Company, stating that the Company has received acceptable subscriptions (including payment in full of the purchase price) with respect to a specified number of additional shares, and has accepted subscriptions with respect to such number of additional shares; and (2) the appropriate officers of Koonce to the effect that the Company has received subscriptions (including payment in full of the purchase price) with respect to at least that number of additional shares, release and deliver to the Company such portion of the Escrowed Funds as represents payment of the purchase price of such number of additional shares in respect of which the Company has accepted subscriptions.

            (b) Release of Escrowed Funds to Subscribers. Immediately after receiving a certification of Messrs. Abel and Paul, or the then serving Chairman and President to the effect that the Company has either (i) terminated the Offering in whole or in part; or (ii) rejected, revoked or cancelled in whole or in part any subscription payment in respect of all or a portion of which has been received by the Escrow Agent, then the Escrow Agent shall return to the subscriber whose subscription shall have been rejected, revoked or cancelled, in whole or in part, as a result of termination of the Offering or otherwise, Escrowed Funds representing such subscriber's payments, or all subscribers' payments in the event of termination of the Offering as a whole, and shall release to the Company, all interest or other earnings accrued on such portion of the Escrowed Funds.

            (c) Release of Earnings. On the first day of each month during which there shall be any Escrowed Funds in escrow hereunder, or at such other time or times as the Company may in writing direct, the Escrow Agent shall release that portion of the Escrowed Funds which represent interest or other earnings on any portion of the Escrowed Funds, to the Company. Such release shall be effected by the deposit of such interest or other earnings to the Company's transaction account maintained at Capital Bank. N.A., Rockville, Maryland.

         6. LIMITATION OF LIABILITY. It is agreed that the duties of the Escrow Agent are limited to those herein specifically provided and are ministerial in nature. It is further agreed that the Escrow Agent shall incur no liability whatever except by reason of its willful misconduct, gross negligence or bad faith. The Escrow Agent shall be under no obligation in respect to amounts held in escrow hereunder other than faithfully to follow the instructions herein contained or delivered to the Escrow Agent in accordance with this Amended and Restated Escrow Agreement. It shall not be required to institute legal proceedings of any kind. It shall have no responsibility for computations to be made in accordance herewith or for the genuineness or validity of any document or other item deposited with it, and it shall be fully protected in acting in accordance with the Amended and Restated Escrow Agreement upon any written instructions given to it and reasonably believed by it to have been duly executed by the Company in accordance herewith. The Company shall indemnify and hold the Escrow Agent harmless against any claims,


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demands, damages or losses with respect to any thing done by the Escrow Agent in good faith in any and all matters covered by this Agreement in accordance with the instructions or provisions set forth herein, except such as may arise through or be caused by the wilful misconduct or gross negligence of the Escrow Agent.

         7. COMPENSATION. The Company shall pay all compensation, expenses and other charges of the Escrow Agent relating to its services hereunder for so long as the Escrow Agent holds any amount in Escrow hereunder. The Escrow Agent and the Company agree that such compensation shall be as described in Schedule A hereto.

         8. RESIGNATION. The Escrow Agent, or any successor to it hereafter appointed, may at any time resign by giving notice in writing to the Company and, upon the appointment of a successor Escrow Agent as hereinafter provided, shall be discharged from any further duties hereunder. In the event of such resignation, a successor Escrow Agent, which shall be a bank or trust company organized under the laws of the United States of America, shall be appointed by the Company. Any such successor Escrow Agent shall deliver to the Company a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all of the unaccrued rights and duties of the Escrow Agent hereunder and shall be entitled to receive all of the then remaining amounts held in escrow hereunder.

         9. TERMINATION. This Amended and Restated Escrow Agreement shall terminate upon the earlier of: (i) the receipt by the Escrow Agent of a written notice of termination signed by the Company accompanied by sufficient certifications or other documentation to verify that all subscriptions to which the Escrowed Funds relate shall have been accepted and certificates representing such shares issued or rejected in whole; or (ii) the distribution of all of the Escrowed Funds, including all undistributed interest or earnings, in accordance with this Amended and Restated Escrow Agreement following termination or completion of the Offering. Upon termination pursuant to clause (i) above, the Escrow Agent shall deliver any Escrowed Funds remaining after return to subscribers of Escrowed Funds representing rejected subscriptions as instructed in such notice of termination.

         10. NOTICES. Except as otherwise provided in this Agreement, any notice or other communication hereunder shall be in writing and shall be deemed delivered upon personal delivery or upon receipt if sent by facsimile transmission, express delivery service or mailed by registered or certified first class mail, postage prepaid, and addressed as follows:

     To the Company:                    To the Escrow Agent:

     Ronald D. Paul                     Capital Bank, N.A.
     Eagle Bancorp, Inc.                Attention:
     8101 Glenbrook Road                One Church Street
     Bethesda, Maryland  20814          Rockville, Maryland  20850

or to such other addresses or persons as the parties, from time to time, may furnish one another by notice given in accordance with this section.

         11.      MISCELLANEOUS.

                  (a) Assignment. This Amended and Restated Escrow Agreement and the rights of the parties hereunder may not be assigned by the Escrow Agent without the consent of the Company, which consent may be withheld in the absolute discretion of the Company, and any attempted assignment in violation of this Section 11(a) shall be void. This Amended and Restated Escrow Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of each of the parties hereto and its respective successors, permitted assigns, heirs, and legal representatives.

                  (b) Amendment. This Amended and Restated Escrow Agreement may be amended upon written notice to the Escrow Agent at any time by the Company but the duties, responsibilities or compensation of the Escrow Agent may not be modified without its consent.


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                  (c) Waiver.  Waiver of any term or  condition  of this Amended and Restated Escrow Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Amended and Restated Escrow Agreement.

                  (d) Governing Law. This Amended and Restated Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to the conflicts or choice of law principles thereof.

                  (e) Integration. This Amended and Restated Escrow Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and there are no other agreements, covenants, representations or warranties except as set forth herein.

                  (f) Authority. Each party executing this Amended and Restated Escrow Agreement warrants its authority to execute this Amended and Restated Escrow Agreement.

                  (g) Counterparts. This Amended and Restated Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Escrow Agreement to be signed the day and year first above written.

ATTEST:                                     EAGLE BANCORP, INC.



                                    By:  /s/ Ronald D. Paul
------------------------                ----------------------------------------
Name:                                   Name:  Ronald D. Paul
Title:                                  Title: President

ATTEST:                                     CAPITAL BANK, N.A.


 /s/Marilyn M. Ayres                By: /s/ Jamie Posada
------------------------                ----------------------------------------
Name:  Marilyn M. Ayres                 Name:  Jamie Posada
Title: SVP/ Cashier                     Title: Vice President / Controller


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                                   SCHEDULE A

                           ESCROW AGENT COMPENSATION

The compensation to be paid to the Escrow Agent for its services hereunder shall be as follows:

Initial setup fee:                   $500.00

Securities transaction fee:          $50.00 per transaction

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